Filed Pursuant to Rule 424(b)(3)
Registration File No 333-263425

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 24, 2023, as supplemented)

Breakwave Dry Bulk Shipping ETF

This supplement is to the prospectus (the “Prospectus”) of ETF Managers Group Commodity Trust I (the “Trust”) dated March 24, 2023, which relates to shares (the “Shares”) issued by the Breakwave Dry Bulk Shipping ETF (the “Fund”), a series of the Trust. The Shares have previously been registered under the Securities Act of 1933, as amended, on a registration statement bearing File No. 333-263425. Capitalized terms used but not defined herein shall have the meanings assigned to them by the Prospectus. This Prospectus supplement should be read in its entirety and kept together with your Prospectus for future reference.

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Address Change

Effective immediately, the address of the Trust, the Fund and ETF Managers Capital LLC, the Trust’s sponsor (the “Sponsor”), is 350 Springfield Avenue, Suite #200, Summit, NJ 07901. All references to the address of the Trust, the Fund and the Sponsor in the Fund’s Prospectus are updated accordingly. To make shareholder inquiries, for more detailed information on the Fund, or to request any of the documents incorporated by reference in the Fund’s Prospectus free of charge, please write to the above address.

The date of this prospectus supplement is November 29, 2023